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                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Gordon L. Ellis, President and Chief Executive Officer, certify that:

1. To my knowledge, this report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations as of July 31, 2004.

Date: September 9, 2004

                                                             /s/ Gordon L. Ellis
                                                             -------------------
                          Gordon L. Ellis, President and Chief Executive Officer